Exhibit 99.1

Hillenbrand Announces CFO Transition Plan

BATESVILLE, Ind. May 15, 2025 – /PRNewswire/ - Hillenbrand, Inc. (NYSE: HI) announced today that Robert “Bob” VanHimbergen, Senior Vice President and Chief Financial Officer, has decided to take another position outside of the company, effective June 27, 2025.

Upon Mr. VanHimbergen’s departure, Megan Walke, Vice President, Corporate Controller and Chief Accounting Officer (CAO), will serve as Interim CFO. Ms. Walke has been with Hillenbrand for 14 years, holding key financial leadership roles, including as CAO since May 2022, and formerly worked in public accounting for nine years. The company has engaged a leading executive search firm to conduct a comprehensive search for a permanent CFO.

“We appreciate Bob’s leadership over the past three years, including his contributions in transforming Hillenbrand into a pure-play industrial company,” said Kim Ryan, President and CEO, Hillenbrand. “As a result of our team’s collective efforts, Hillenbrand is well positioned to execute our strategy due to the competitive positioning of our industry-leading brands. Bob will continue in his role through the end of June and is committed to working closely with Megan to ensure an orderly transition as we continue the search for our next CFO.”

Forward-Looking Statements

Throughout this press release, we make a number of “forward-looking statements,” including statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and that are intended to be covered by the safe harbor provided under these sections. These are statements about future sales, earnings, cash flow, results of operations, uses of cash, financings, share repurchases, ability to meet deleveraging goals, and other measures of financial performance or potential future plans or events, strategies, objectives, beliefs, prospects, assumptions, expectations, and projected costs or savings or transactions of the Company that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.

The following list, though not exhaustive, contains words that indicate a forward-looking statement:

intend	pursue	promise	may	continue
become	encourage	expect	forecast	potential
target	plan	will	progress	would
believe	estimate	improve	goal	could
should	project	anticipate	impact	position
remain	strategy	future	likely	assume
outlook

Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: global market and economic conditions, including those related to the continued volatility in the financial markets, including as a result of the United States (“U.S.”) presidential election and the new U.S. administration’s recently announced tariffs and changed trade policies; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; increasing competition for highly skilled and talented workers, as well as labor shortages; closures or slowdowns and changes in labor costs and labor difficulties; uncertainty related to environmental regulation and industry standards, as well as physical risks of climate change; uncertainty related to environmental regulation; increased costs, poor quality, or unavailability of raw materials or certain outsourced services and supply chain disruptions; economic and financial conditions including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; uncertainty in U.S. global trade policy and risks with governmental instability in certain parts of the world such as Germany; our level of international sales and operations; negative effects of acquisitions, including the Schenck Process Food and Performance Materials (“FPM”) business and Linxis Group SAS (“Linxis”) acquisitions, on the Company’s business, financial condition, results of operations and financial performance; competition in the industries in which we operate, including on price; cyclical demand for industrial capital goods; the ability to recognize the benefits of any acquisition or divestiture, including the Milacron injection molding and extrusion business sale or the TerraSource transaction (the “Transactions”), including potential synergies and cost savings or the failure of the Company or any acquired company, or the Transactions, to achieve its plans and objectives generally; any strategic and operational initiatives implemented by the parties after the consummation of the Transactions; potential adverse effects of the announcement or results of the Transactions on the market price of the Company’s common stock or on the ability of the Company to develop and maintain relationships with its personnel and customers, suppliers and others with whom it does business or otherwise on the Company’s business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from our ongoing business operations due to the Transactions; impacts of decreases in demand or changes in technological advances, laws, or regulation on the net revenues that we derive from the plastics industry; the impact to the Company’s effective tax rate of changes in the mix of earnings or in tax laws and certain other tax-related matters; exposure to tax uncertainties and audits; involvement in claims, lawsuits, and governmental proceedings related to operations; uncertainty in the U.S. political and regulatory environment, including as a result of the U.S. presidential election and any proposed tariffs; adverse foreign currency fluctuations; and labor disruptions.

Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of certain factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2024, filed with the SEC on November 19, 2024, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 29, 2025. The forward-looking information in this release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, made to reflect new information, future developments or otherwise.

About Hillenbrand

Hillenbrand (NYSE: HI) is a global industrial company that provides highly-engineered, mission-critical processing equipment and solutions to customers around the world. Our portfolio is composed of leading industrial brands that serve large, attractive end markets, including durable plastics, food, and recycling. Guided by our Purpose — Shape What Matters For Tomorrow™ — we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our people, our customers, and our communities. To learn more, visit: www.Hillenbrand.com.

3